Exhibit 23.4

August 28, 2018

Viomi Technology Co., Ltd (the “Company”)

Wansheng Square, Rm 1302 Tower C, Xingang East Road, Haizhu District

Guangzhou, Guangdong, 510220

People’s Republic of China

+86 20 8930 9496

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on August 28, 2018 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Jinling Zhang
Name: Jinling Zhang